Exhibit 10.17

Amended Bridge Loan Agreement

This Agreement (the “Agreement”) is made and entered into effective as of August 31, 2017 (the “Effective Date”) by and between Xynomic Pharmaceuticals, Inc., a Wyoming corporation (“Xynomic”) and Mr. Yinglin Mark Xu (“Xu”) residing at 2842 Catalino St, San Mateo, CA 94403, US. Xynomic and Xu are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

Xynomic wishes to periodically borrow loans from Xu to fund its daily operations and Xu is able and willing to provide such loans. Xu agrees to provide the funding promptly upon receiving reasonable and advanced notice from Xynomic. Xynomic agrees to pay back the loan in full (with zero interest) no later than December 31, 2019.

This Agreement is executed by the authorized representatives of the Parties as of the date first written above. Furthermore, this Agreement replaces the original Bridge Loan Agreement entered between the Parties on August 15, 2017.

Xynomic Pharmaceuticals, Inc.

By:	/s/ Yinglin Mark Xu
Name:	Yinglin Mark Xu
Title:	Chairman, CEO & President

Yinglin Mark Xu

By:	/s/ Yinglin Mark Xu
Name:	Yinglin Mark Xu
Title:	Self